Exhibit 10(l)


                     STOCK PURCHASE AGREEMENT


          STOCK PURCHASE AGREEMENT, dated December 21, 1995, by and among Laidlaw Transportation, Inc., a Delaware corporation (the "Seller") and an indirect wholly-owned subsidiary of Laidlaw Inc., a corporation continued under the laws of Canada ("Guarantor"), Guarantor, and Western Resources, Inc., a Kansas corporation (the "Purchaser"). Certain capitalized terms used herein are defined in
Section 9.7 hereof.


                      W I T N E S S E T H :

          WHEREAS, the Seller owns, in the aggregate, 30,800,000 common shares, par value of $.10 per share (the "Common Shares"), of ADT Limited, a corporation organized under the laws of Bermuda
(the "Company"); and

          WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, 15,400,000
Common Shares (the "Shares") upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


I.   SALE OF SHARES; PURCHASE PRICE

          1.1 Sale of Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 6.1), the Seller shall sell and deliver to the Purchaser the Shares, and the Purchaser shall purchase from the Seller the Shares.

          1.2  Purchase Price; Payment.

               (a) The purchase price for the Shares shall be $215,600,000 in cash (the "Purchase Price").

               (b) On the Closing Date (as defined in Section 6.1), the Purchaser shall pay to the Seller the Purchase Price by wire transfer of immediately available funds to such bank account as the Seller shall specify in writing to Purchaser not later than three Business Days prior to the Closing Date, against evidence that the Purchaser has been entered in the register of members of the Company and issuance to the Purchaser by the transfer agent of the Company of a certificate or certificates representing the Shares and bearing a customary legend reflecting that the Shares have not been registered under the Securities Act, such certificate and legend in form and substance satisfactory to the Purchaser and in such name or names designated by the Purchaser.


II.  REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE GUARANTOR

          The Seller and the Guarantor hereby represent and warrant to the Purchaser as follows:

          2.1 Organization and Good Standing. Each of the Seller and the Guarantor are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation.

          2.2 Authority Relative to Agreement. Each of the Seller and the Guarantor have all requisite power and authority to execute, deliver and perform their respective obligations under this Agreement and the Equity Agreement. The execution and delivery by the Seller and the Guarantor of this Agreement and the Equity Agreement, and the consummation by the Seller and the Guarantor of the transactions contemplated hereby and thereby
(i) have been authorized by all necessary action on the part of the Seller and the Guarantor, (ii) do not violate any provision of law or regulation applicable to the Seller or the Guarantor and
(iii) do not conflict with or result in a breach of any provision of, or constitute a default under, the certificate of incorporation or bylaws of the Seller or the Guarantor, or any agreement, order, judgment or decree binding upon the Seller or the Guarantor.

          2.3 Consents and Approvals. No filing or registration with, notification to, or authorization, consent or approval of, any governmental authority is required by Seller or Guarantor in connection with the execution and delivery of this Agreement and the Equity Agreement, or the consummation of the transactions contemplated hereby and thereby.

          2.4 Effect of Agreement. This Agreement and the Equity Agreement have been duly executed and delivered by the Seller and the Guarantor and (assuming the due authorization, execution and delivery by the Purchaser) constitute legal, valid and binding obligations of the Seller and the Guarantor enforceable against the Seller and the Guarantor in accordance with their respective terms.

          2.5  The Shares.

               (a) The Seller owns all right, title and interest in and to the Shares, free and clear of any liens, claims, security interests or encumbrances whatsoever (including, without limitation, any voting trust or similar arrangement affecting the right to vote the Shares).

               (b) The Seller will transfer and deliver to the Purchaser at the Closing valid title to the Shares, free and clear of any liens, claims, security interests or encumbrances whatsoever (including, without limitation, any voting trust or similar arrangement affecting the right to vote the Shares).

          2.6  Brokers, Finders, etc.  Neither the Seller nor the
Guarantor is subject to the valid claim of any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who would have a claim for a fee or commission from the Purchaser in connection with such transactions.

          2.7 Absence of Certain Changes. Except as disclosed in any report or statement filed as of the date hereof with respect to the Company pursuant to the Exchange Act, neither the Seller nor the Guarantor has any knowledge that the Company has suffered any event or occurrence which would have any actual or potential material adverse effect on the business, properties, operations, assets, condition (financial or otherwise), results of operations or prospects of the Company (a "Company Material Adverse Effect").

          2.8 Public Utility Holding Company Act. None of the Seller, the Guarantor or, to the best of the Seller's knowledge, the Company is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.


III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants to the Seller as follows:

          3.1 Organization and Good Standing. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Kansas.

          3.2 Authority Relative to Agreement. The Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Equity Agreement. The execution and delivery by the Purchaser of this Agreement and the Equity Agreement, and the consummation by the Purchaser of the transactions contemplated hereby and thereby (including, subject to the consent of the KCC, the issuance of the Note) (i) have been authorized by all necessary action on the part of the Purchaser,
(ii) do not violate any provision of law or regulation applicable to the Purchaser and (iii) do not conflict with or result in a breach of any provision of, or constitute a default under, the certificate of incorporation or bylaws of the Purchaser, or any agreement, order, judgment or decree binding upon the Purchaser.

          3.3 Consents and Approvals. No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required by Purchaser in connection with the execution and delivery of this Agreement and the Equity Agreement, or the consummation of the transactions contemplated hereby or thereby, except (i) in connection with the applicable requirements of the HSR Act, (ii) in connection with filings under the Exchange Act and (iii) in connection with obtaining the approval of the KCC with respect to the issuance of the Note.

          3.4 Effect of Agreement. This Agreement and the Equity Agreement have been duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the Seller and the Guarantor) constitute legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms.

          3.5 Brokers, Finders, etc. The Purchaser is not subject to the valid claim of any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who would have a claim for a fee or commission from the Seller or the Guarantor in connection with such transactions.

          3.6  Securities Act.  The Purchaser is acquiring the
Shares with no intention of distributing or reselling the Shares or any part of the Shares in any transaction which would be in violation of the Securities Act.


IV.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

          The obligations of the Purchaser to effect the purchase of the Shares from the Seller pursuant to this Agreement shall be subject to the satisfaction, or waiver by the Purchaser on the Closing Date, of the following conditions:

          4.1 Accuracy of Representations and Warranties; Covenants. Each of the representations and warranties of the Seller and the Guarantor contained herein shall be true and correct in all material respects when made and on and as of the Closing Date, with the same force and effect as though the same had been made on and as of the Closing Date, and the Seller and the Guarantor shall have performed and complied in all material respects with the covenants and provisions contained herein required to be performed or complied with at or prior to the Closing.

          4.2 No Proceeding or Litigation. No party hereto shall be legally enjoined by a writ, order, decree or injunction from a court of competent jurisdiction or governmental entity from consummating the transactions contemplated by this Agreement or the Equity Agreement or restricting the Purchaser's exercise of full rights to own the Shares, and no proceeding shall have been commenced or threatened seeking to enjoin the consummation of the transactions contemplated hereby or by the Equity Agreement or restrict the Purchaser's full rights to own the Shares.

          4.3 Certificate. The Purchaser shall have received a certificate from each of the Seller and the Guarantor to the effect set forth in Section 4.1 hereof, dated the Closing Date, duly signed by a duly authorized officer of the Seller or the Guarantor.

          4.4 Consents and Approvals. All necessary consents and approvals of any United States or any other governmental authority or any other third party required for the consummation of the transactions contemplated by this Agreement and the Equity Agreement (other than the KCC with respect to the issuance of the Note under the Equity Agreement) shall have been obtained and all applicable waiting periods in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

          4.5 Equity Agreement. The Equity Agreement shall be in full force and effect.


V.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

          The obligations of the Seller to effect the sale of the Shares pursuant to this Agreement shall, at the option of the Seller, be subject to the satisfaction, on the Closing Date, of the following conditions:

          5.1 Accuracy of Representations and Warranties; Covenants. Each of the representations and warranties of the Purchaser contained herein shall be true and correct in all material respects when made and on and as of the Closing Date, with the same force and effect as though the same had been made on and as of the Closing Date, and the Purchaser shall have complied in all material respects with the covenants and provisions contained herein required to be performed or complied with at or prior to the Closing.

          5.2 No Proceeding or Litigation. No party hereto shall be enjoined by a writ, order, decree or injunction from a court of competent jurisdiction or governmental entity from consummating the transactions contemplated by this Agreement or the Equity Agreement, and no proceeding shall have been commenced seeking to enjoin the consummation of the transactions contemplated hereby or by the Equity Agreement.

          5.3 Officer's Certificate. The Seller shall have received a certificate from the Purchaser to the effect set forth in Section 5.1 hereof, dated the Closing Date, signed by a duly authorized officer of the Purchaser.

          5.4 Consents and Approvals. All necessary consents and approvals of any United States or any other governmental authority or any other third party required for the consummation of the transactions contemplated by this Agreement and the Equity Agreement (other than the KCC with respect to the issuance of the Note pursuant to the Equity Agreement) shall have been obtained and all applicable waiting periods in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

          5.5 Equity Agreement. The Equity Agreement shall be in full force and effect.


VI.  CLOSING

          6.1 Closing Date. The closing with respect to the transactions provided for in this Agreement (the "Closing") shall take place at 10:00 a.m., local time, at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 on the fifth Business Day following the satisfaction or waiver of the conditions referred to in Articles IV and V hereof (or at such other time or location as the Purchaser and the Seller may agree) (such date being herein referred to as the "Closing Date").

          6.2  Seller Closing Documents.  At the Closing, the
Seller shall deliver or cause to be delivered to the Purchaser the following:

               (a) a certificate or certificates representing the Shares, as provided in Section 1.2(b) hereof;

               (b) the officer's certificates of the Seller and the Guarantor referred to in Section 4.3 hereof; and

               (c) an opinion of general counsel to the Seller and the Guarantor, containing customary qualifications reasonably acceptable to the Purchaser, to the effect of Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.8 hereof.

          6.3  Purchaser Closing Documents.  At the Closing, the
Purchaser shall deliver or cause to be delivered to the Seller the following:

               (a)  the Purchase Price, as provided in Section
1.2(b) hereof;

               (b) the officer's certificate of the Purchaser referred to in Section 5.3 hereof; and

               (c) an opinion of counsel to the Purchaser, which may be general counsel of Purchaser, containing customary qualifications reasonably acceptable to the Seller, to the effect of Sections 3.1, 3.2, 3.3 and 3.4 hereof.

          6.4 Proceedings. All proceedings that shall be taken and all documents that shall be executed and delivered by the parties hereto on the Closing Date shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered. By a party's proceeding with the Closing, the conditions to such party's obligations set forth in Article IV or V hereof, as the case may be, shall be deemed satisfied or waived.


VII.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

          7.1 General Survival. The representations and warranties contained in this Agreement shall survive the Closing.

          7.2 Indemnification. The Seller and the Guarantor (on the one hand) or the Purchaser (on the other hand) (the "Indemnifying Party"), shall indemnify respectively the Purchaser (on the one hand) or the Seller and the Guarantor (on the other hand), respectively (the "Indemnified Party"), as the case may be, and their respective directors, officers, agents, and affiliates, against and in respect of any liabilities, damages, losses, costs and expenses (including reasonable expenses of investigation and litigation and reasonable attorneys', accountants' and other professionals' fees and costs incurred in the investigation or defense thereof or the enforcement of rights hereunder) incurred by the Indemnified Party ("Losses") as a result or arising out of any breach of the Indemnifying Party's representations and warranties or covenants and agreements set forth in this Agreement or the Equity Agreement.

          7.3 Method of Asserting Claims, etc. All claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 7.3.

               (a) The Indemnified Party shall give prompt written notice (a "Claim Notice") to the Indemnifying Party of any assertion of liability which might give rise to a claim for indemnification based on the provisions of Section 7.2 hereof, which notice shall state the nature and basis of the assertion and the estimated amount thereof to the extent then feasible (which amount shall not be conclusive of the final amount), provided, however, that no delay on the part of the Indemnified Party in giving any such Claim Notice shall relieve the Indemnifying Party of any indemnification obligation hereunder.

               (b) If any claim is made or any action, suit or proceeding is brought by a third party (a "Third Party Claim") against an Indemnified Party with respect to which the Indemnifying Party may have liability under the provisions of Section 7.2 hereof, the Indemnifying Party shall have the right to defend such Third Party Claim provided that it gives written notice to the Indemnified Party within 30 days after its receipt of the related Claim Notice that such Third Party Claim is covered by the provisions of Section 7.2 hereof.

               (c) Notwithstanding the provision of the previous subsection, until the Indemnifying Party shall have assumed the defense of any such Third Party Claim, the Indemnified Party shall retain the right to handle the defense thereof. Furthermore, if
(i) the Indemnified Party shall have reasonably concluded that there are likely to be defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party; or (ii) the Third Party Claim involves other than money damages and seeks injunctive or other equitable relief, the Indemnifying Party shall not be entitled to assume the defense of such third Party Claim and the defense of the Third Party Claim shall be handled by the Indemnified Party. If under any circumstances the defense of the Third Party Claim is handled by the Indemnified Party, the Indemnifying Party shall pay all legal and other expenses reasonably incurred by the Indemnified Party in conducting such defense in accordance with Section 7.2 hereof.

               (d) In any Third Party Claim initiated by a third party and defended by the Indemnifying Party (i) the Indemnified Party shall have the right to be represented by advisory counsel and accountants, at its own expense, (ii) the Indemnifying Party shall keep the Indemnified Party fully informed as to the status of such Third Party Claim, at all stages thereof, whether or not the Indemnified Party is represented by its own counsel, (iii) the Indemnifying Party and the Indemnified Party shall make available to the other, and its counsel, accountants and other representatives, all of such party's books and records relating to such Third Party Claim and (iv) the parties shall render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of such Third Party Claim.

               (e) In any Third Party Claim initiated by a third party and defended by the Indemnifying Party, the Indemnifying Party shall not have the right to settle or compromise such Third Party Claim without the prior written consent of the Indemnified Party.


VIII.  COVENANTS

          8.1 Best Efforts. Each party hereto shall use its best efforts to cause the satisfaction of the conditions precedent set forth in Articles IV and V hereof and otherwise to cause the consummation of the transactions contemplated hereby in accordance with the terms hereof.

          8.2 HSR Act Compliance. The Purchaser agrees that it shall, as soon as reasonably practicable, make or cause to be made all required filings under the HSR Act in order to commence the running of the waiting period thereunder, to continue the running of said waiting period (including any extensions) and prevent or minimize any tolling thereof.

          8.3 Consents and Approvals. Each party hereto agrees to use its commercially reasonable best efforts to obtain any governmental or third party consents or approvals necessary to consummate the transactions contemplated by this Agreement and the Equity Agreement.

          8.4 Publicity. Except as required by law, each party hereto agrees not to make any press release or public statement about the transactions contemplated hereby without the prior approval of the other party hereto with respect to the form and content of such disclosure.

          8.5 No Negotiations. Neither the Seller nor any affiliate of the Seller (including the Guarantor), nor any of their officers, directors, employees, agents or representatives, shall, directly or indirectly, initiate or participate in discussions with, or otherwise solicit from or communicate with, any Person regarding any proposals or offers relating directly or indirectly to the sale of any or all of the Common Shares owned by the Seller or that could have the effect of frustrating the consummation of the transactions contemplated hereby or by the Equity Agreement, unless and until this Agreement and the Equity Agreement are terminated in accordance with their terms. The Seller or the Guarantor will promptly inform the Purchaser in writing of any inquiries, proposals or offers from any Person with respect to any of the foregoing matters, including the identity of any such Person and a copy of any written proposal or communication.


IX.  GUARANTEE

          9.1 Guarantee. The Guarantor hereby irrevocably and unconditionally guarantees the prompt and punctual performance by Seller of each of its obligations under this Agreement and the Equity Agreement.


X.   MISCELLANEOUS

          10.1  Waivers and Amendments.

               (a) This Agreement may not be amended, modified or supplemented except by a written instrument executed by the parties hereto. The provisions of this Agreement may be waived only by an instrument in writing executed by the party granting the waiver. The waiver by any party hereto of compliance with any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such noncompliance or as a waiver of any other or subsequent noncompliance.

               (b)  No failure on the part of any party to
exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          10.2 Fees and Expenses. Each party hereto shall be responsible for its costs and expenses, including all fees and expenses of attorneys, investment bankers, lenders, financial advisors and accountants, in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, whether or not such transactions are consummated.

          10.3 Notices. Any and all notices, requests, consents or any other communication provided for herein shall be made by hand delivery, first-class mail (registered or certified, return receipt requested), telecopier or overnight courier and, pending the designation of another address, addressed as follows:

          If to the Seller or the Guarantor at:

               3221 North Service Road
               P.O. Box 5028
               Burlington
               Ontario, Canada 17R 3Y8
               Fax No. - (905) 332-6550
               Attn:  Ivan R. Cairns, Esq.

          If to the Purchaser at:

               818 Kansas Avenue
               Topeka, Kansas  66601
               Fax No. - (913) 575-8061
               Attn:  David Wittig

          with a copy to:

               John K. Rosenberg, Esq.
               818 Kansas Avenue
               Topeka, Kansas
               Fax No. - (913) 575-8136

Except as otherwise provided in this Agreement, each such notice shall be deemed given at the time delivered.

          10.4 Entire Agreement. This Agreement and the Equity Agreement set forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties hereto with respect to the subject matter hereof.

          10.5 Binding Effect; Benefits. This Agreement and the Equity Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          10.6 Assignability. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto without the prior written consent of the other party; provided, however, that Purchaser may assign its rights hereunder to any wholly-owned subsidiary of the Purchaser.

          10.7 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

               (a) "Business Day" means any day on which banks are not required or authorized to close in New York City.

               (b) "Equity Agreement" means the Equity Agreement dated as of the date hereof attached hereto as Exhibit 1.

               (c)  "Exchange Act" means the Securities Exchange
Act of 1934, as amended.

               (d) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

               (e) "KCC" means the State Corporation Commission of the State of Kansas.

               (f) "Note" shall have the meaning ascribed thereto in the Equity Agreement.

               (g) "Person" means an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, government or governmental authority.

               (h)  "Securities Act" means the Securities Act of
1933, as amended.

          10.8 Applicable law. This Agreement shall be governed by and construed in accordance with the laws of the State of New
York without regard to principles of conflicts of law.

          10.9 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          10.10 Submission to Jurisdiction. (a) Each of the parties hereto irrevocably consents that any action or proceeding brought by the other party hereto in respect of the transaction contemplated hereby may be brought in the courts of the State of New York in the Borough of Manhattan or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdiction.

               (b) Each of the parties hereto irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address provided herein.

          10.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; provided, however, that this Agreement shall not be effective unless and until at least one counterpart is executed and delivered by each party hereto.

          10.12 Termination. Any party hereto shall be able to terminate this Agreement and their obligations hereunder if the Closing shall not have occurred by February 15, 1996, provided that the party seeking termination is not in breach of any of its representations, warranties, covenants or agreements contained herein.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement on the day and year first above written.


                              LAIDLAW TRANSPORTATION, INC.


                              By:
                                   Name:
                                   Title:


                              LAIDLAW INC.


                              By:
                                   Name:
                                   Title:


                              WESTERN RESOURCES, INC.


                              By:
                                   Name:
                                   Title: